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                                                                  EXHIBIT 12 (A)


                           DORAL FINANCIAL CORPORATION
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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                                                                        SIX-MONTH PERIOD
                                                                       ENDED JUNE 30, 1999
                                                                       -------------------

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INCLUDING INTEREST ON DEPOSITS

EARNINGS:
     Pre-tax income from continuing operations                               $ 37,930
Plus:
     Fixed Charges (excluding capitalized interest)                            66,500
                                                                             --------

TOTAL EARNINGS                                                               $104,430
                                                                             ========

FIXED CHARGES:
     Interest expensed and capitalized                                       $ 65,251
     Amortized premiums, discounts, and capitalized
        expenses related to indebtedness                                          611
     An estimate of the interest component within rental expense                  712
                                                                             --------

TOTAL FIXED CHARGES                                                            66,574
                                                                             ========


RATIO OF EARNINGS TO FIXED CHARGES                                               1.57
                                                                             ========




EXCLUDING INTEREST ON DEPOSITS

EARNINGS:
     Pre-tax income from continuing operations                               $ 37,930
Plus:
     Fixed Charges (excluding capitalized interest)                            51,935
                                                                             --------

TOTAL EARNINGS                                                               $ 89,865
                                                                             ========

FIXED CHARGES:
     Interest expensed and capitalized                                       $ 50,686
     Amortized premiums, discounts, and capitalized
        expenses related to indebtedness                                          611
     An estimate of the interest component within rental expense                  712
                                                                             --------

TOTAL FIXED CHARGES                                                          $ 52,009
                                                                             ========


RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE SECURITY DIVIDENDS             1.73
                                                                             ========
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